Columbia Financial, Inc. Announces Financial Results
for the Third Quarter Ended September 30, 2021

Fair Lawn, New Jersey (October 27, 2021): Columbia Financial, Inc. (the “Company”) (NASDAQ: CLBK), the mid-tier holding company for Columbia Bank (the "Bank"), reported net income of $21.0 million, or $0.20 per basic and diluted share, for the quarter ended September 30, 2021, as compared to net income of $15.1 million, or $0.14 per basic and diluted share, for the quarter ended September 30, 2020. Earnings for the quarter ended September 30, 2021 reflected higher net interest income, a lower provision for loan losses, higher non-interest income and lower non-interest expense, partially offset by higher income tax expense.
For the nine months ended September 30, 2021, the Company reported net income of $68.7 million, or $0.66 per basic and diluted share, as compared to net income of $36.9 million, or $0.34 per basic and diluted share, for the nine months ended September 30, 2020. Earnings for the nine months ended September 30, 2021 reflected higher net interest income, a lower provision for loan losses, higher non-interest income and lower non-interest expense, partially offset by higher income tax expense.
Mr. Thomas J. Kemly, President and Chief Executive Officer commented: "We are pleased with our third quarter results as our net income increased $5.9 million, or 39.1% over the same 2020 period, and we increased our earnings per share by 43% to $0.20 for the quarter ended September 30, 2021, from $0.14 for the same 2020 period. We successfully increased assets, loans and deposits during the quarter, while maintaining a strong balance sheet and solid capital levels. This year has been full of unique challenges, and we continue to evaluate prudent cost strategies as we navigate the current competitive employment market. We remain focused on enhancing digital technology to create efficiencies while enhancing the client experience."
Results of Operations for the Quarters Ended September 30, 2021 and September 30, 2020

Net income of $21.0 million was recorded for the quarter ended September 30, 2021, an increase of $5.9 million, or 39.1%, compared to net income of $15.1 million for the quarter ended September 30, 2020. The increase in net income was primarily attributable to a $1.0 million increase in net interest income, a $2.0 million decrease in provision for loan losses, a $1.0 million increase in non-interest income, and a $4.3 million decrease in non-interest expense, partially offset by a $2.5 million increase in income tax expense.
Net interest income was $57.4 million for the quarter ended September 30, 2021, an increase of $1.0 million, or 1.8%, from $56.3 million for the quarter ended September 30, 2020. The increase in net interest income was primarily attributable to a $7.9 million decrease in interest expense, resulting from a decrease in both interest expense on deposits and interest expense on borrowings, partially offset by a $6.9 million decrease in interest income. The decrease in interest expense on deposits was driven by both an inflow of lower cost deposits and the repricing of existing deposits at significantly reduced rates as a result of a lower interest rate environment. The decrease in interest expense on borrowings was the result of decreases in both the average balance and average cost of borrowings. The decrease in interest income for the quarter ended September 30, 2021 was largely due to decreases in the average yields on interest-earning assets. Prepayment penalties, which are included in interest income on loans, totaled $778,000 for the quarter ended September 30, 2021, compared to $380,000 for the quarter ended September 30, 2020.
The average yield on loans for the quarter ended September 30, 2021 decreased 19 basis points to 3.66%, as compared to 3.85% for the quarter ended September 30, 2020, while the average yield on securities for the quarter ended September 30, 2021 decreased 45 basis points to 1.93%, as compared to 2.38% for the quarter ended September 30, 2020. The average yield on other interest-earning assets for the quarter ended September 30, 2021 decreased 72 basis points to 0.54%, as compared to 1.26% for the quarter ended September 30, 2020, as there were substantially higher average cash balances in low yielding bank accounts for the quarter ended September 30, 2021. Decreases in the average yields on these portfolios for the quarter ended September 30, 2021 were influenced by the lower interest rate environment as the Federal Reserve reduced interest rates by 150 basis points in March 2020 in response to the COVID-19 pandemic.

Total interest expense was $8.7 million for the quarter ended September 30, 2021, a decrease of $7.9 million, or 47.6%, from $16.6 million for the quarter ended September 30, 2020. The decrease in interest expense was primarily attributable to a 49 basis point decrease in the average cost of interest-bearing deposits which was partially offset by the impact of the increase in the average balance of deposits. The decrease in the cost of deposits was driven by both an inflow of lower cost deposits and the repricing of existing deposits at lower interest rates. Interest on borrowings decreased $1.8 million, or 46.4%, due to a decrease in the average balance of borrowings, coupled with a 34 basis point decrease in the cost of total borrowings.
The Company's net interest margin for the quarter ended September 30, 2021 decreased 3 basis points to 2.67%, when compared to 2.70% for the quarter ended September 30, 2020. The weighted average yield on interest-earning assets decreased 42 basis points to 3.08% for the quarter ended September 30, 2021 as compared to 3.50% for the quarter ended September 30, 2020. The average cost of interest-bearing liabilities decreased 50 basis points to 0.54% for the quarter ended September 30, 2021 as compared to 1.04% for the quarter ended September 30, 2020. The decrease in yields and costs for the quarter ended September 30, 2021 were largely driven by a continued lower interest rate environment.
The provision for loan losses for the quarter ended September 30, 2021 was $480,000, a decrease of $2.0 million, from $2.5 million for the quarter ended September 30, 2020. The comparatively lower level of provision for the 2021 period was primarily attributable to a decrease in the balance of loans, a decrease in loan loss rates, a decrease in the balances of delinquent and non-accrual loans, and the consideration of the improving economic environment.
Non-interest income was $8.9 million for the quarter ended September 30, 2021, an increase of $1.0 million, or 12.2%, from $7.9 million for the quarter ended September 30, 2020. The increase was primarily attributable to an increase in income from the gain on securities transactions of $2.3 million, partially offset by a decrease in income from the gain on the sale of loans of $1.7 million.
Non-interest expense was $37.1 million for the quarter ended September 30, 2021, a decrease of $4.3 million, or 10.5%, from $41.4 million for the quarter ended September 30, 2020. The decrease was primarily attributable to a decrease in compensation and employee benefits expense of $2.2 million, and a decrease in other non-interest expense of $2.1 million. The decrease in compensation and employee benefits expense was due to the 2020 period including $3.0 million in expense recorded in connection with a voluntary early retirement program which offered early retirement incentives for qualified employees. The decrease in other non-interest expense was primarily attributable to a $2.0 million decrease in pension plan expense.
Income tax expense was $7.7 million for the quarter ended September 30, 2021, an increase of $2.5 million, as compared to $5.3 million for the quarter ended September 30, 2020, mainly due to an increase in pre-tax income, and to a lesser extent, an increase in the Company's effective state income tax rate. The Company's effective tax rate was 26.9% and 25.8% for the quarters ended September 30, 2021 and 2020, respectively.
Results of Operations for the Nine Months Ended September 30, 2021 and September 30, 2020
Net income of $68.7 million was recorded for the nine months ended September 30, 2021, an increase of $31.8 million, or 86.0%, compared to net income of $36.9 million for the nine months ended September 30, 2020. The increase in net income was primarily attributable to a $9.3 million increase in net interest income, a $20.4 million decrease in provision for loan losses, a $10.6 million increase in non-interest income, and a $5.0 million decrease in non-interest expense, partially offset by a $13.4 million increase in income tax expense.
Net interest income was $172.2 million for the nine months ended September 30, 2021, an increase of $9.3 million, or 5.7%, from $162.9 million for the nine months ended September 30, 2020. The increase in net interest income was primarily attributable to a $30.9 million decrease in interest expense, resulting from a decrease in both interest expense on deposits and interest expense on borrowings, partially offset by a $21.6 million decrease in interest income. The decrease in interest expense on deposits was driven by both an inflow of lower cost deposits and the repricing of existing deposits at a significantly reduced rate as a result of a lower interest rate environment. The decrease in interest expense on borrowings was the result of decreases in both the average balance and average cost of borrowings. During the nine months ended September 30, 2021, $56.5 million of Federal Home Loan Bank of New York ("FHLB") borrowings was prepaid, resulting in a $742,000 loss on early extinguishment of debt included in non-interest expense. The decrease in interest income for the nine months ended

September 30, 2021 was largely due to decreases in the average yields on interest-earning assets. Prepayment penalties, which are included in interest income on loans, totaled $2.8 million for the nine months ended September 30, 2021, compared to $2.0 million for the nine months ended September 30, 2020.
The average yield on loans for the nine months ended September 30, 2021 decreased 23 basis points to 3.75%, as compared to 3.98% for the nine months ended September 30, 2020, while the average yield on securities for the nine months ended September 30, 2021 decreased 59 basis points to 1.96%, as compared to 2.55% for the nine months ended September 30, 2020. The average yield on other interest-earning assets for the nine months ended September 30, 2021 decreased 175 basis points to 0.70%, as compared to 2.45% for the nine months ended September 30, 2020, as there were substantially higher cash balances in low yielding bank accounts for the nine months ended September 30, 2021. Decreases in the average yields on these portfolios for the nine months ended September 30, 2021 were influenced by the lower interest rate environment as the Federal Reserve reduced interest rates in early 2020 in response to the COVID-19 pandemic.
Total interest expense was $29.4 million for the nine months ended September 30, 2021, a decrease of $30.9 million, or 51.3%, from $60.3 million for the nine months ended September 30, 2020. The decrease in interest expense was primarily attributable to a 61 basis point decrease in the average cost of interest-bearing deposits which was partially offset by the impact of the increase in the average balance of deposits. The decrease in the cost of deposits was driven by both an inflow of lower cost deposits and the repricing of existing deposits at lower interest rates. Interest on borrowings decreased $9.7 million due to a decrease in the average balance of borrowings, coupled with a 66 basis point decrease in the cost of total borrowings. During the nine months ended September 30, 2021, we prepaid $53.5 million of FHLB borrowings with an average rate of 2.64% and original contractual maturities through March 2022, and a $3.0 million FHLB borrowing acquired in our acquisition of Roselle Bank with a rate of 2.74% and an original contractual maturity of March 2024. The prepayments were funded by excess cash liquidity. The transactions were accounted for as early debt extinguishments resulting in a loss of $742,000.
The Company's net interest margin for the nine months ended September 30, 2021 increased 5 basis points to 2.75%, when compared to 2.70% for the nine months ended September 30, 2020. The weighted average yield on interest-earning assets decreased 47 basis points to 3.22% for the nine months ended September 30, 2021 as compared to 3.69% for the nine months ended September 30, 2020. Excluding the impact of the acceleration of Paycheck Protection Program ("PPP") loan deferred fee for the nine months ended September 30, 2021, the net interest margin would have been 2.65%. The average cost of interest-bearing liabilities decreased 66 basis points to 0.62% for the nine months ended September 30, 2021 as compared to 1.28% for the nine months ended September 30, 2020. The decreases in yields and costs for the nine months ended September 30, 2021 were largely driven by a continued lower interest rate environment. The net interest margin increased for the nine months ended September 30, 2021 as the cost of interest-bearing liabilities continued to reprice lower more rapidly than the yields on interest-earning assets.
The reversal of provision for loan loss recorded for the nine months ended September 30, 2021 was $2.6 million, a decrease of $20.4 million, from $17.8 million of provision for loan loss expense recorded for the nine months ended September 30, 2020. The comparatively lower level of provision for the 2021 period was primarily attributable to a decrease in the balance of loans, a decrease in loan loss rates, a decrease in the balances of delinquent and non-accrual loans, and the consideration of the improving economic environment.
Non-interest income was $31.9 million for the nine months ended September 30, 2021, an increase of $10.6 million, or 49.5%, from $21.3 million for the nine months ended September 30, 2020. The increase was primarily attributable to an increase in title insurance fees of $1.1 million, an increase in the income from gains on securities transactions of $1.6 million, an increase in income from the gain on the sale of loans of $7.4 million and an increase in other non-interest income of $1.9 million, partially offset by a decrease in the fair value of equity securities of $1.9 million. The increase in the gain on sale of loans was primarily attributable to a gain of $7.7 million resulting from the sale of $237.0 million of commercial business loans granted as part of the Small Business Administration PPP. Other non-interest income includes an increase of $900,000 from debit card transactions.
Non-interest expense was $112.4 million for the nine months ended September 30, 2021, a decrease of $5.0 million, or 4.2%, from $117.3 million for the nine months ended September 30, 2020. The decrease was primarily attributable to a decrease in compensation and employee benefits expense of $4.8 million, a decrease in merger-related expenses of $1.8 million, and a decrease in other non-interest expense of $1.7 million, partially offset by an increase in professional fees of $1.1 million, an increase in data processing and software expenses of $762,000 and the loss on the extinguishment of debt of $742,000. The decrease in compensation and employee benefits expense was primarily attributable to an increase in amounts deferred for direct loan origination costs as a result of an increase in originations, and due to the 2020 period including $3.0 million in expense recorded in connection with a voluntary early retirement program. Merger-related expenses recorded in the 2020 period related to the acquisitions of Stewardship Financial Corporation and Roselle Bank, while the 2021 period relates to the pending acquisition of Freehold Bank. The decrease in other non-interest expense included a $3.0 million decrease in pension plan expense, partially offset by $1.9 million increase related to interest rate swap transactions. Professional fees included an increase in consulting expenses related to information technology, and the increase in data processing and software expenses was attributable to the purchase and implementation of several digital banking and other Fintech solutions, as well as the amortization of software costs related to a digital small business lending solution. As noted above, during the nine months ended September 30, 2021, the Company utilized excess liquidity to prepay long-term borrowings which resulted in a $742,000 loss on the early extinguishment of debt.
Income tax expense was $25.5 million for the nine months ended September 30, 2021, an increase of $13.4 million, as compared to $12.1 million for the nine months ended September 30, 2020, mainly due to an increase in pre-tax income, and to a lesser extent, an increase in the Company's effective state income tax rate. The Company's effective tax rate was 27.1% and 24.7% for the nine months ended September 30, 2021 and 2020, respectively.
Balance Sheet Summary

Total assets increased $401.6 million, or 4.6%, to $9.2 billion at September 30, 2021 from $8.8 billion at December 31, 2020. The increase in total assets was primarily attributable to increases in debt securities available for sale of $447.9 million, debt securities held to maturity of $145.4 million, and other assets of $35.7 million, partially offset by decreases of $124.5 million in cash and cash equivalents, and $93.1 million in loans receivable, net.
Cash and cash equivalents decreased $124.5 million, or 29.4%, to $298.5 million at September 30, 2021 from $423.0 million at December 31, 2020. The decrease was primarily attributable to $834.6 million in purchases of debt securities available for sale and held to maturity, $79.1 million in repurchases of common stock under our stock repurchase program, and $56.5 million in prepayments of borrowings, partially offset by an increase in repayments on loans, repayments on mortgage-backed securities, and growth in deposits.
Debt securities available for sale increased $447.9 million, or 34.0%, to $1.8 billion at September 30, 2021 from $1.3 billion at December 31, 2020. The increase was attributable to purchases of $659.0 million of securities primarily consisting of U.S. government and agency obligations, mortgage-backed securities and municipal securities, and $99.6 million in purchases of guarantor swaps with Freddie Mac, partially offset by maturities, calls and sales of $41.5 million in U.S. government and agency obligations, corporate debt and municipal securities, and repayments of $243.1 million. The gross unrealized gain (loss) on debt securities available for sale decreased by $24.8 million during the nine months ended September 30, 2021.
Debt securities held to maturity increased $145.4 million, or 55.3%, to $408.1 million at September 30, 2021 from $262.7 million at December 31, 2020. The increase was primarily attributable to purchases of $175.5 million of securities primarily consisting of U.S. agency obligations and mortgage-backed securities, partially offset by calls of $5.1 million in U.S. agency obligations and repayments of $24.5 million.
Loans receivable, net, decreased $93.1 million, or 1.5%, to $6.0 billion at September 30, 2021 from $6.1 billion at December 31, 2020. Multi-family and commercial real estate loans increased $319.5 million, partially offset by decreases in commercial business loans, one-to-four family real estate loans, construction loans, and home equity loans and advances of $302.8 million, $6.5 million, $56.7 million and $57.1 million, respectively. The increase in multi-family and commercial real estate loans included the purchase of $73.6 million of loan participations. The decrease in commercial business loans was mainly due to the sale of $237.0 million in loans granted and $277.2 in forgiven PPP loans included as part of the Small Business Administration PPP. The allowance for loan loss balance decreased $4.4 million to $70.3 million at September 30,

2021 from $74.7 million at December 31, 2020, which was primarily attributable to a decrease in the balance of loans, a decrease in loan loss rates, and a decrease in the balance of delinquent and non-accrual loans, as well as the consideration of improving economic conditions. The current allowance for loan losses was calculated utilizing the existing incurred loss methodology. The Company elected to defer the adoption of the Current Expected Credit Loss ("CECL") methodology as was originally permitted by the CARES Act and the Consolidated Appropriations Act, 2021, which, when enacted, extended certain provisions of the CARES Act. The Company expects to adopt CECL on January 1, 2022.
Other assets increased $35.7 million, or 17.0%, to $245.6 million at September 30, 2021 from $209.9 million at December 31, 2020. The increase in other assets consisted of an increase of $75.1 million in the Company's pension plan balance based on a revaluation of the plan, coupled with a $35.0 million contribution which increased the funded status of the Company's pension plan, partially offset by a decrease of $17.2 million in the collateral balance related to our swap agreement obligations, a decrease of $8.2 million in interest rate swap assets, and a decrease of $10.5 million in deferred taxes.
Total liabilities increased $382.0 million, or 4.9%, to $8.2 billion at September 30, 2021 from $7.8 billion at December 31, 2020. The increase was primarily attributable to an increase in total deposits of $443.7 million, or 6.5%, partially offset by a decrease in borrowings of $49.7 million, or 6.2%, and a decrease in accrued expenses and other liabilities of $15.5 million, or 8.8%. The increase in total deposits consisted of increases in non-interest-bearing and interest-bearing demand deposits of $212.5 million and $262.6 million, respectively, and money market accounts and savings and club deposits of $48.2 million and $87.4 million, respectively, partially offset by a decrease in certificates of deposit accounts of $166.9 million. The decrease in borrowings was primarily driven by the prepayment of $56.5 million of FHLB borrowings. The decrease in accrued expenses and other liabilities primarily consisted of a $17.3 million decrease in interest rate swap liabilities.
Total stockholders’ equity increased $19.6 million, or 1.9%, with a balance of $1.0 billion at both September 30, 2021 and December 31, 2020. The increase was primarily attributable to net income of $68.7 million, and a change in the pension obligation of $33.3 million due to a revaluation of the plan, partially offset by the repurchase of 4,633,540 shares of common stock totaling $79.1 million under our stock repurchase program.
Asset Quality
The Company's non-performing loans at September 30, 2021 totaled $5.3 million, or 0.09% of total gross loans, as compared to $8.2 million, or 0.13% of total gross loans, at December 31, 2020. The $2.9 million decrease in non-performing loans was primarily attributable to decreases of $646,000 in non-performing one-to-four family real estate loans, $2.5 million in non-performing commercial business loans, and $360,000 in non-performing home equity loans and advances, partially offset by an increase of $560,000 in non-performing multifamily and commercial real estate loans. The decrease in non-performing one-to-four family real estate loans was due to a decrease in the number of loans from 13 non-performing loans at December 31, 2020 to 11 non-performing loans at September 30, 2021. The decrease in non-performing commercial business loans was mainly due to charge-offs totaling $1.7 million. The decrease in non-performing home equity loans and advances was due to a decrease in the number of loans from 12 non-performing loans at December 31, 2020 to six non-performing loans at September 30, 2021. Non-performing assets as a percentage of total assets totaled 0.06% at September 30, 2021 as compared to 0.09% at December 31, 2020.
For the quarter ended September 30, 2021, net charge-offs totaled $53,000 as compared to $397,000 for the quarter ended September 30, 2020. For the nine months ended September 30, 2021, net charge-offs totaled $1.8 million as compared to $3.4 million for the nine months ended September 30, 2020.
The Company's allowance for loan losses was $70.3 million, or 1.16% of total loans, at September 30, 2021, compared to $74.7 million, or 1.21% of total loans, at December 31, 2020. The decrease in the allowance for loan losses was primarily attributable to a decrease in the balance of loans, a decrease in loan loss rates, and a decrease in the balance of delinquent and non-accrual loans, as well as the consideration of improving economic conditions.

COVID-19
At September 30, 2021, there were 12 loans on deferral for $28.0 million, a decrease of $35.8 million, compared to $63.8 million at June 30, 2021, and a decrease of $57.1 million, compared to $85.1 million at December 31, 2020. These short-term loan modifications are treated in accordance with Section 4013 of the CARES Act and are not treated as troubled debt restructurings during the short-term modification period if the loan was not in arrears. The Consolidated Appropriations Act, 2021, which was enacted in late December 2020, extended certain provisions of the CARES Act, including provisions permitting loan deferral extension requests to not be treated as troubled debt restructurings.
At September 30, 2021, three loans totaling $25.7 million are remitting partial payments.
About Columbia Financial, Inc.

The consolidated financial results include the accounts of Columbia Financial, Inc. its wholly-owned subsidiary Columbia Bank (the "Bank") and the Bank's wholly-owned subsidiaries. Columbia Financial, Inc. is a Delaware corporation organized as Columbia Bank's mid-tier stock holding company. Columbia Financial, Inc. is a majority-owned subsidiary of Columbia Bank, MHC. Columbia Bank is a federally chartered savings bank headquartered in Fair Lawn, New Jersey. The Bank offers traditional financial services to consumers and businesses in our market areas. We currently operate 61 full-services banking offices.
Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “projects,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties.
Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect a borrowers’ ability to service and repay the Company’s loans; the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; changes in the value of securities in the Company’s portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and securities; legislative changes and changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s consolidated financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy, including the successful consummation of its pending acquisition of Freehold Bank, or its integration of acquired financial institutions and businesses, and changes in assumptions used in making such forward-looking statements which are subject to numerous risks and uncertainties, including but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K and those set forth in the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Non-GAAP Financial Measures

Reported amounts are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results. Specifically, the Company provides measures based on what it believes are its operating earnings on a consistent basis, and excludes material non-routine operating items which affect the GAAP reporting of results of operations. The Company’s management believes that providing this information to analysts and investors allows them to better understand and evaluate the Company’s core financial results for the periods presented. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.
The Company also provides measurements and ratios based on tangible stockholders' equity. These measures are commonly utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors.
A reconciliation of GAAP to non-GAAP financial measures are included at the end of this press release. See "Reconciliation of GAAP to Non-GAAP Financial Measures".

COLUMBIA FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Statements of Financial Condition
(In thousands)

	September 30,	December 31,
	2021	2020
Assets	(Unaudited)
Cash and due from banks	$298,359	$422,787
Short-term investments	129	170
Total cash and cash equivalents	298,488	422,957

Debt securities available for sale, at fair value	1,764,866	1,316,952
Debt securities held to maturity, at amortized cost (fair value of $417,268, and $277,091 at September 30, 2021 and December 31, 2020, respectively)	408,088	262,720
Equity securities, at fair value	2,785	5,418
Federal Home Loan Bank stock	40,891	43,759
Loans held-for-sale, at fair value	—	4,146

Loans receivable	6,084,294	6,181,770
Less: allowance for loan losses	70,326	74,676
Loans receivable, net	6,013,968	6,107,094

Accrued interest receivable	27,857	29,456
Office properties and equipment, net	74,426	75,974
Bank-owned life insurance	237,294	232,824
Goodwill and intangible assets	85,864	87,384
Other assets	245,593	209,852
Total assets	$9,200,120	$8,798,536

Liabilities and Stockholders' Equity
Liabilities:
Deposits	$7,222,358	$6,778,624
Borrowings	749,631	799,364
Advance payments by borrowers for taxes and insurance	36,039	32,570
Accrued expenses and other liabilities	161,216	176,691
Total liabilities	8,169,244	7,787,249

Stockholders' equity:
Total stockholders' equity	1,030,876	1,011,287
Total liabilities and stockholders' equity	$9,200,120	$8,798,536

COLUMBIA FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Interest income:	(Unaudited)		(Unaudited)
Loans receivable	$55,451	$63,258	$171,902	$192,511
Debt securities available for sale and equity securities	7,622	7,034	21,521	21,654
Debt securities held to maturity	2,353	1,749	6,256	5,807
Federal funds and interest-earning deposits	167	71	310	287
Federal Home Loan Bank stock dividends	460	821	1,582	2,951
Total interest income	66,053	72,933	201,571	223,210
Interest expense:
Deposits	6,673	12,826	23,403	44,569
Borrowings	2,028	3,783	5,996	15,744
Total interest expense	8,701	16,609	29,399	60,313

Net interest income	57,352	56,324	172,172	162,897

Provision for (reversal of) loan losses	480	2,516	(2,561)	17,820

Net interest income after provision for (reversal of) loan losses	56,872	53,808	174,733	145,077

Non-interest income:
Demand deposit account fees	986	787	2,682	2,706
Bank-owned life insurance	1,504	1,531	4,475	4,467
Title insurance fees	1,431	1,218	4,554	3,445
Loan fees and service charges	844	565	2,209	1,826
Gain on securities transactions	2,296	—	2,015	370
Change in fair value of equity securities	(443)	(4)	(1,809)	55
Gain on sale of loans	140	1,873	10,814	3,422
Other non-interest income	2,116	1,939	6,920	5,017
Total non-interest income	8,874	7,909	31,860	21,308

Non-interest expense:
Compensation and employee benefits	24,512	26,666	71,506	76,349
Occupancy	4,846	4,823	14,912	14,319
Federal deposit insurance premiums	604	614	1,751	1,350
Advertising	662	484	1,860	2,075
Professional fees	1,766	1,680	5,207	4,129
Data processing and software expenses	2,798	2,825	8,181	7,419
Merger-related expenses	55	424	130	1,931
Loss on extinguishment of debt	—	—	742	—
Other non-interest expense	1,809	3,862	8,076	9,757
Total non-interest expense	37,052	41,378	112,365	117,329

Income before income tax expense	28,694	20,339	94,228	49,056

Income tax expense	7,712	5,252	25,513	12,107

Net income	$20,982	$15,087	$68,715	$36,949

Earnings per share-basic and diluted	$0.20	$0.14	$0.66	$0.34
Weighted average shares outstanding-basic and diluted	102,977,254	110,983,871	104,486,520	110,177,736

COLUMBIA FINANCIAL, INC. AND SUBSIDIARIES
Average Balances/Yields

	For the Three Months Ended September 30,
	2021			2020
	Average Balance	Interest and Dividends	Yield / Cost	Average Balance	Interest and Dividends	Yield / Cost
	(Dollars in thousands)
Interest-earnings assets:
Loans	$6,008,998	$55,451	3.66%	$6,544,206	$63,258	3.85%
Securities	2,049,806	9,975	1.93%	1,467,497	8,783	2.38%
Other interest-earning assets	457,880	627	0.54%	281,361	892	1.26%
Total interest-earning assets	8,516,684	66,053	3.08%	8,293,064	72,933	3.50%
Non-interest-earning assets	671,537			632,474
Total assets	$9,188,221			$8,925,538

Interest-bearing liabilities:
Interest-bearing demand	$2,441,575	$2,003	0.33%	$2,016,953	$2,608	0.51%
Money market accounts	650,968	486	0.30%	520,723	572	0.44%
Savings and club deposits	763,717	213	0.11%	647,608	261	0.16%
Certificates of deposit	1,802,698	3,971	0.87%	2,116,748	9,385	1.76%
Total interest-bearing deposits	5,658,958	6,673	0.47%	5,302,032	12,826	0.96%
FHLB advances	742,261	1,967	1.05%	1,050,422	3,606	1.37%
Subordinated notes	—	—	—%	12,362	112	3.60%
Junior subordinated debentures	7,404	61	3.27%	7,975	65	3.24%
Total borrowings	749,665	2,028	1.07%	1,070,759	3,783	1.41%
Total interest-bearing liabilities	6,408,623	$8,701	0.54%	6,372,791	$16,609	1.04%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,540,431			1,293,182
Other non-interest-bearing liabilities	204,473			209,772
Total liabilities	8,153,527			7,875,745
Total stockholders' equity	1,034,694			1,049,793
Total liabilities and stockholders' equity	$9,188,221			$8,925,538

Net interest income		$57,352			$56,324
Interest rate spread			2.54%			2.46%
Net interest-earning assets	$2,108,061			$1,920,273
Net interest margin			2.67%			2.70%
Ratio of interest-earning assets to interest-bearing liabilities	132.89%			130.13%

COLUMBIA FINANCIAL, INC. AND SUBSIDIARIES
Average Balances/Yields

	For the Nine Months Ended September 30,
	2021			2020
	Average Balance	Interest and Dividends	Yield / Cost	Average Balance	Interest and Dividends	Yield / Cost
	(Dollars in thousands)
Interest-earnings assets:
Loans	$6,130,944	$171,902	3.75%	$6,457,681	$192,511	3.98%
Securities	1,891,023	27,777	1.96%	1,437,708	27,461	2.55%
Other interest-earning assets	359,438	1,892	0.70%	176,627	3,238	2.45%
Total interest-earning assets	8,381,405	201,571	3.22%	8,072,016	223,210	3.69%
Non-interest-earning assets	634,494			615,698
Total assets	$9,015,899			$8,687,714

Interest-bearing liabilities:
Interest-bearing demand	$2,343,718	$6,234	0.36%	$1,878,890	$10,292	0.73%
Money market accounts	627,188	1,536	0.33%	475,376	2,287	0.64%
Savings and club deposits	739,272	612	0.11%	608,259	755	0.17%
Certificates of deposit	1,855,582	15,021	1.08%	2,116,831	31,235	1.97%
Total interest-bearing deposits	5,565,760	23,403	0.56%	5,079,356	44,569	1.17%
FHLB advances	736,365	5,813	1.06%	1,183,068	15,062	1.70%
Subordinated notes	—	—	—%	15,573	448	3.84%
Junior subordinated debentures	7,480	183	3.27%	7,729	230	3.97%
Other borrowings	—	—	—%	2,555	4	0.21%
Total borrowings	743,845	5,996	1.08%	1,208,925	15,744	1.74%
Total interest-bearing liabilities	6,309,605	$29,399	0.62%	6,288,281	$60,313	1.28%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,480,315			1,178,190
Other non-interest-bearing liabilities	210,349			200,947
Total liabilities	8,000,269			7,667,418
Total stockholders' equity	1,015,630			1,020,296
Total liabilities and stockholders' equity	$9,015,899			$8,687,714

Net interest income		$172,172			$162,897
Interest rate spread			2.60%			2.41%
Net interest-earning assets	$2,071,800			$1,783,735
Net interest margin			2.75%			2.70%
Ratio of interest-earning assets to interest-bearing liabilities	132.84%			128.37%

COLUMBIA FINANCIAL, INC. AND SUBSIDIARIES
Components of Net Interest Rate Spread and Margin

	Average Yields/Costs by Quarter
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Yield on interest-earning assets:
Loans	3.66%	3.72%	3.87%	3.97%	3.85%
Securities	1.93	1.93	2.05	2.30	2.38
Other interest-earning assets	0.54	1.24	0.67	0.68	1.26
Total interest-earning assets	3.08%	3.24%	3.34%	3.47%	3.50%

Cost of interest-bearing liabilities:
Total interest-bearing deposits	0.47%	0.57%	0.66%	0.78%	0.96%
Total borrowings	1.07	1.07	1.09	1.32	1.41
Total interest-bearing liabilities	0.54%	0.62%	0.71%	0.86%	1.04%

Interest rate spread	2.54%	2.62%	2.63%	2.61%	2.46%
Net interest margin	2.67%	2.77%	2.80%	2.81%	2.70%

Ratio of interest-earning assets to interest-bearing liabilities	132.89%	133.53%	132.06%	130.35%	130.13%

COLUMBIA FINANCIAL, INC. AND SUBSIDIARIES
Selected Financial Highlights

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
SELECTED FINANCIAL RATIOS (1):
Return on average assets	0.91%	0.67%	1.02%	0.57%
Core return on average assets	0.83%	0.79%	1.01%	0.64%
Return on average equity	8.05%	5.72%	9.05%	4.84%
Core return on average equity	7.42%	6.68%	8.99%	5.39%
Core return on average tangible equity	8.07%	7.34%	9.81%	5.90%
Interest rate spread	2.54%	2.46%	2.60%	2.41%
Net interest margin	2.67%	2.70%	2.75%	2.70%
Non-interest income to average assets	0.38%	0.31%	0.47%	0.21%
Non-interest expense to average assets	1.60%	1.84%	1.67%	1.80%
Efficiency ratio	55.95%	64.42%	55.07%	63.69%
Core efficiency ratio	57.89%	59.06%	54.92%	60.49%
Average interest-earning assets to average interest-bearing liabilities	132.89%	130.13%	132.84%	128.37%
Net charge-offs to average outstanding loans	—%	0.02%	0.04%	0.07%

(1) Ratios for the three and nine months are annualized when appropriate.

CAPITAL RATIOS:
	September 30,	December 31,
	2021	2020
Company:
Total capital (to risk-weighted assets)	16.82%	18.54%
Tier 1 capital (to risk-weighted assets)	15.71%	17.29%
Common equity tier 1 capital (to risk-weighted assets)	15.60%	17.17%
Tier 1 capital (to adjusted total assets)	11.02%	11.38%

Bank:
Total capital (to risk-weighted assets)	16.36%	16.05%
Tier 1 capital (to risk-weighted assets)	15.21%	14.80%
Common equity tier 1 capital (to risk-weighted assets)	15.21%	14.80%
Tier 1 capital (to adjusted total assets)	10.30%	9.72%

ASSET QUALITY:
	September 30,	December 31,
	2021	2020
	(Dollars in thousands)
Non-accrual loans	$5,266	$8,156
90+ and still accruing	—	—
Non-performing loans	5,266	8,156
Real estate owned	—	—
Total non-performing assets	$5,266	$8,156

Non-performing loans to total gross loans	0.09%	0.13%
Non-performing assets to total assets	0.06%	0.09%
Allowance for loan losses	$70,326	$74,676
Allowance for loan losses to total non-performing loans	1,335.47%	915.60%
Allowance for loan losses to gross loans	1.16%	1.21%
Allowance for loan losses to gross loans, excluding SBA PPP loans	1.17%	1.28%
Unamortized purchase accounting fair value credit marks on acquired loans	$4,668	$6,486

LOAN DATA:
	September 30,	December 31,
	2021	2020
Real estate loans:	(In thousands)
One-to-four family	$1,933,876	$1,940,327
Multifamily and commercial	3,137,461	2,817,965
Construction	272,004	328,711
Commercial business loans *	450,021	752,870
Consumer loans:
Home equity loans and advances	264,111	321,177
Other consumer loans	1,772	1,497
Total gross loans	6,059,245	6,162,547
Purchased credit-impaired ("PCI") loans	2,994	6,345
Net deferred loan costs, fees and purchased premiums and discounts **	22,055	12,878
Allowance for loan losses	(70,326)	(74,676)
Loans receivable, net	$6,013,968	$6,107,094

* At September 30, 2021 and December 31, 2020 includes SBA PPP loans totaling $69.2 million and $344.4 million, respectively.
** At September 30, 2021 and December 31, 2020 includes SBA PPP net deferred loan fees totaling $1.9 million and $6.6 million, respectively.

Reconciliation of GAAP to Non-GAAP Financial Measures

Book and Tangible Book Value per Share
	September 30,	December 31,
	2021	2020

Total stockholders' equity	$1,030,876	$1,011,287
Less: goodwill	(79,220)	(80,285)
Less: core deposit intangible	(5,423)	(6,197)
Total tangible stockholders' equity	$946,233	$924,805

Shares outstanding	106,297,899	110,939,753

Book value per share	$9.70	$9.12
Tangible book value per share	$8.90	$8.34

Reconciliation of Core Net Income
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(In thousands)

Net income	$20,982	$15,087	$68,715	$36,949
Less: gain on securities transactions, net of tax	(1,679)	—	(1,474)	(279)
Add: voluntary early retirement plan expenses, net of tax	—	2,273	—	2,273
Add: merger-related expenses, net of tax	40	316	95	1,500
Add: loss on extinguishment of debt, net of tax	—	—	540	—
Less/Add: branch closure (credit) expense, net of tax	(10)	—	410	878
Core net income	$19,333	$17,676	$68,286	$41,321

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

Return on Average Assets
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(Dollars in thousands)

Net income	$20,982	$15,087	$68,715	$36,949

Average assets	$9,188,221	$8,925,538	$9,015,899	$8,687,714

Return on average assets	0.91%	0.67%	1.02%	0.57%

Core net income	$19,333	$17,676	$68,286	$41,321

Core return on average assets	0.83%	0.79%	1.01%	0.64%

Return on Average Equity
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(Dollars in thousands)

Total average stockholders' equity	$1,034,694	$1,049,793	$1,015,630	$1,020,296
Less: gain on securities transactions, net of tax	(1,679)	—	(1,474)	(279)
Add: voluntary early retirement plan expenses, net of tax	—	2,273	—	2,273
Add: merger-related expenses, net of tax	40	316	95	1,500
Add: loss on extinguishment of debt, net of tax	—	—	540	—
Less/Add: branch closure (credit) expense, net of tax	(10)	—	410	878
Core average stockholders' equity	$1,033,045	$1,052,382	$1,015,201	$1,024,668

Return on average equity	8.05%	5.72%	9.05%	4.84%

Core return on core average equity	7.42%	6.68%	8.99%	5.39%

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

Return on Average Tangible Equity
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Total average stockholders' equity	$1,034,694	$1,049,793	$1,015,630	$1,020,296
Less: average goodwill	(79,220)	(85,426)	(79,446)	(77,653)
Less: average core deposit intangible	(5,590)	(6,638)	(5,842)	(6,904)
Total average tangible stockholders' equity	$949,884	$957,729	$930,342	$935,739

Core return on average tangible equity	8.07%	7.34%	9.81%	5.90%

Efficiency Ratios
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(Dollars in thousands)

Net interest income	$57,352	$56,324	$172,172	$162,897
Non-interest income	8,874	7,909	31,860	21,308
Total income	$66,226	$64,233	$204,032	$184,205

Non-interest expense	$37,052	$41,378	$112,365	$117,329

Efficiency ratio	55.95%	64.42%	55.07%	63.69%

Non-interest income	$8,874	$7,909	$31,860	$21,308
Less: gain on securities transactions	(2,296)	—	(2,015)	(370)
Core non-interest income	$6,578	$7,909	$29,845	$20,938

Non-interest expense	$37,052	$41,378	$112,365	$117,329
Less: voluntary early retirement plan expenses	—	(3,018)	—	(3,018)
Less: merger-related expenses	(55)	(424)	(130)	(1,931)
Less: loss on extinguishment of debt	—	—	(742)	—
Add/Less: branch closure (credit) expense	14	—	(548)	(1,170)
Core non-interest expense	$37,011	$37,936	$110,945	$111,210

Core efficiency ratio	57.89%	59.06%	54.92%	60.49%